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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.   20549

                                  FORM 8-K

                               CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): May 13, 1996
                                                         --------------


                              CASINO MAGIC CORP.
                           ------------------------
            (Exact name of registrant as specified in its charter)

         MINNESOTA                  0-20712                  64-0817483
     -----------------           -------------            ----------------
(State or other jurisdiction      (Commission             (I.R.S. Employer
     of incorporation)             File Number)          Identification No.)

               711 CASINO MAGIC DRIVE, BAY ST. LOUIS, MS   39520
               -------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                               (601) 467-9257
                             ------------------
             (Registrant's telephone  number, including area code)

                               NOT APPLICABLE
                             ------------------
             (Former name, former address and former fiscal year,
                       if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

GENERAL

On May 13, 1996, a wholly-owned subsidiary of Casino Magic Corp. (the "Company"), Jefferson Casino Corp., a Louisiana corporation ("Jefferson"), acquired all of the outstanding capital stock of Crescent City Capital Development Corporation, a Louisiana corporation. Immediately following the acquisition, the name of Crescent City Capital Development Corporation was changed to Casino Magic of Louisiana, Corp. For the purpose of the discussion hereunder, Casino Magic of Louisiana, Corp. will be referred to as "Crescent City".

Crescent City was a wholly-owned subsidiary of Capital Gaming International., Inc. Crescent City obtained a gaming license from the State of Louisiana and began gaming operations on a riverboat in mid-May 1995.
The riverboat was docked on the Mississippi River at New Orleans, Louisiana. On July 26, 1995 Crescent City ceased gaming operations and sought protection from its creditors by filing a petition under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Louisiana (Case No. 95-12735(TMB)). A plan of reorganization (the "Plan") was developed, and was confirmed by the U.S. Bankruptcy Court on April 29, 1996. The purchase of the outstanding capital stock of Crescent City by Jefferson was effected as part of the Plan. In addition, the purchase obligation was contingent upon the receipt of the approvals of the Louisiana State Police and the Louisiana Gaming Commission of the change of ownership of Crescent City to Jefferson, and the relocation of the gaming license site from New Orleans to Bossier City, Louisiana. All such approvals were obtained by April 30, 1996.

The original agreement to acquire Crescent City was entered into by Jefferson and C-M of Louisiana, Inc., the latter being another wholly-owned subsidiary of the Company. C-M of Louisiana, Inc. was the fee owner of approximately 20 acres of land with 900 feet of shoreline on the Red River in Bossier City, Louisiana (the "Bossier Property"). Another wholly-owned subsidiary of the Company, Coastal Land of Florida, Inc., held a 99-year lease on the Bossier Property. The Company had acquired C-M of Louisiana, Inc. and Coastal Land of Florida, Inc. on October 26, 1995 in anticipation of obtaining a gaming license and establish gaming operations at the Bossier Property. Immediately prior to or as part of the acquisition of Crescent City, the lease was canceled and C-M of Louisiana, Inc. was merged into Jefferson. As a result, when the acquisition of Crescent City was completed, Jefferson held all ownership interests in the Bossier Property, and all of the capital stock of Crescent City.

When the acquisition of Crescent City was effected, Crescent City's assets included the Crescent City Queen, a three deck self-powered riverboat upon which Crescent City had conducted its gaming operations, Crescent City's gaming license and the furniture, fixtures and gaming equipment located on the Crescent City Queen. The Crescent City Queen is 450 feet long and 100 feet wide, and has 88,000 square feet of space, approximately 30,000 of which is currently devoted to gaming activities. Gaming is conducted on the first and second decks, which have approximately 18 foot interior ceilings. The Crescent City Queen has a lobby area, restaurants, bars and

                                       -2-
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS (CONTINUED).

entertainment facilities, a complete surveillance system, and other ancillary and administrative facilities. The gaming equipment on the Crescent City Queen consists of approximately 1150 slot machines and 60 table games. Crescent City had no employees at the time of the acquisition.

PURCHASE PRICE

In effecting the purchase of Crescent City, Jefferson paid $15,000,000 in cash, and caused Crescent City to issue $35,000,000 in 11-1/2% Senior Secured Notes (the "Notes"). The $15,000,000 was provided by the Company to Jefferson from cash on hand. The cash and Notes were distributed in accordance with the Plan to satisfy obligations to the creditors of Crescent City. Upon the acquisition, aside from the issuance of the Notes, the only liability of Crescent City was approximately $6,500,000 owed to two creditors that supplied slot machines and other gaming equipment which is located on the Crescent City Queen and in which the two creditors had a security interest. As part of the Plan, Jefferson guaranteed the payment of the $6,500,000 amount.

NOTES AND INDENTURE

The Notes were issued under an Indenture dated May 13, 1996 (the "Indenture"), between Crescent City as the Issuer, Jefferson as the Guarantor and First Trust National Association, St. Paul, Minnesota, as the "Indenture Trustee." The Indenture Trustee also acts as the "Paying Agent" and registrar for the Notes. The Notes accrue interest at the rate of 11-1/2% per annum, compounded semi-annually, and are due three years following the "Commencement Date" which is the earlier of November 9, 1996, or the date that the Company's casino in Bossier City opens for gaming operations. The Notes will also come due as a result of an adverse state action as defined in the Indenture. Interest is payable quarterly on the 15th day following each fiscal quarter of the Company.

The Notes are collateralized by a first security interest in the Crescent City Queen which is evidenced by a ship's mortgage, a first security interest in substantially all other assets of Crescent City, except for furniture, fixtures and equipment on hand as of the date of the Indenture, and cash arising from operations. The Notes are guaranteed by Jefferson, and Jefferson's guarantee is secured by a first security interest in the Bossier Property evidenced by a mortgage, the outstanding capital stock of Crescent City and substantially all other assets of Jefferson, except for cash received as equity contributions from the Company and as the proceeds from specified indebtedness. So long as neither Crescent City nor Jefferson is in default under the Indenture, Crescent City is permitted under the Indenture to sell or lease the Crescent City Queen, and utilize the proceeds thereof to acquire, lease or construct a substitute boat which can be used in Bossier City. In addition, Crescent City may use any excess proceeds received from such sale to make capital improvements to the substitute boat or the Bossier Property. If a substitute boat is not acquired or leased by Crescent City, or construction of a substitute boat is not commenced within 90 days after the Crescent City Queen is sold or leased, the proceeds from such sale or lease will be deemed to be Excess Cash Flow (as described below) distributable in partial redemption of the Notes.

                                       -3-
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS (CONTINUED).

After the principal balance of the Notes equals or is less than $17,500,000, all security interests in the property of Crescent City and Jefferson will be released, except for a ship's mortgage on the Crescent City Queen or any substitute boat used by Crescent City at the Bossier Property.

On a quarterly basis, along with each quarterly interest payment, Crescent City must deliver to the Indenture Trustee the "Excess Cash Flow" of Crescent City and Jefferson generated during the fiscal quarter which precedes the fiscal quarter for which the interest payment is being made. The requirement to deliver Excess Cash flow ends on the second quarterly interest payment date which follows the date the aggregate principal amount of the Notes has been reduced to $17,500,000. Excess Cash Flow is defined under the Indenture, and in general, includes the positive cash flow of Crescent City combined with a portion of the cash flow of Jefferson, less certain permitted capital expenditures, scheduled principal payments on identified debt (including the Notes), and an aggregate of $5,000,000 (subject to specified reductions). The Indenture Trustee is required to distribute the Excess Cash Flow held by the Indenture Trustee on a pro rata basis to each of the holders of the Notes upon presentment of each such Note to the Indenture Trustee. Such distributions are to be made along with regularly scheduled interest payments, so long as the aggregate Excess Cash Flow to be paid on any interest payment date exceeds $100,000.

Upon notice to the holders of the Notes establishing a redemption date at least 30 days, but not more than 45 days, after the providing of such notice, Crescent City may fully or partially redeem all or a portion of the Notes. If funds sufficient to effect such redemption are deposited with the Paying agent as prescribed in the Indenture, Notes (or the portion thereof) called for redemption will cease to bear interest. Any Note called for redemption must be submitted to the Paying Agent in order for the holder thereof to receive the redemption payment. Notes may also be called for redemption as ordered by any agency or other authority of the United States, any foreign country in which Crescent City is conducting business, any tribal government, any state or other political subdivision, having jurisdiction relating to a gaming license, or where, in the Judgment of the Board of Directors of Crescent City, Crescent City's ability to obtain or retain a gaming license would be impaired because the holder or holders of the Notes fails to obtain a finding of suitability or other qualification under applicable gaming laws, after having been required to do so by applicable gaming authorities.

Notes redeemed within one year following the Commencement Date are redeemable at face value. Notes redeemed during the second and third years following the Commencement Date require the payment of a premium over the face amount of the Notes. The premium increases linearly over that two year period from 0% to 20%, prorated daily over the 730 day period. Notwithstanding the foregoing, Notes redeemed as the result of the failure of the holder thereof to obtain a finding of suitability, as discussed above, will only be redeemed at face value without the payment of any premium. Notes paid at maturity carry no premium.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS (CONTINUED).

Crescent City and Jefferson are obligated to maintain adequate comprehensive general liability insurance, and insurance covering any loss sustained as a result of damage to or destruction of the Crescent City Queen or any boat acquired in substitution thereof.

Crescent City is required annually to obtain an opinion of legal counsel that all necessary actions have been taken to maintain the perfection of all security interests in the collateral for the Notes, and a certificate of an officer of Crescent City as to whether Crescent City and Jefferson have observed and fulfilled their obligations under the Indenture. Crescent City is also required to provide the holders of the Notes with consolidated quarterly and annual financial statements of Crescent City and Jefferson.

Under the Indenture, neither Crescent City nor Jefferson will be permitted to incur any indebtedness until after the aggregate principal amount under the Note equals or is less than $17,500,000, except for certain specified indebtedness, including non-recourse indebtedness incurred in the acquisition of furniture, fixtures or equipment to be used in the operation of the Bossier City casino, and indebtedness the proceeds of which are used to acquire a substitute boat.

FUTURE PLANS AND EVENTS

The Company plans to cause Crescent City to open a gaming facility at the Bossier Property under its transferred Louisiana gaming license using the Casino Magic trade name. Under the license in Bossier City, gaming may be conducted on a boat which remains dockside. The Bossier Property is adjacent to an interchange which provides access from and to Interstate Highway 20, and which is approximately 160 miles east of Dallas, Texas. The Company believes that a substantial majority of its customers will come from the Dallas/Fort Worth metropolitan area.

Because the Crescent City Queen is too wide to be used in Bossier City, the Company will be required to obtain a smaller gaming boat. The Company plans to sell or exchange the Crescent City Queen for a suitable boat, or to obtain sufficient financing to acquire a new boat, and retain the Crescent City Queen for use on the Ohio River in Crawford County, Indiana, where the Company is attempting to obtain a gaming license. There is no assurance that the additional financing will be available, or whether the Company will obtain a license to engage in gaming operations in Crawford County, Indiana. The Company anticipates that a determination as to whether it will receive a gaming license for Crawford County, Indiana, will be made in July 1996.

In addition to the investments made in the Bossier Property and in the acquisition of Crescent City, the Company estimates that it will cost approximately $15,000,000 to develop and open a gaming casino at Bossier City. This amount includes the construction of a land-based facility which would serve as the entrance to the dockside gaming casino, contain

                                       -5-
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS (CONTINUED).

entertainment facilities, storage facilities and administrative offices, and provide both surface and ramp parking for 1,500 cars. The Company anticipates that the Bossier City casino will have approximately 1,000 slot machines and 60 table games. Future development plans include construction of a 400-room hotel with approximately 60,000 square feet of entertainment and convention space at a cost of $45,000,000. All development is contingent upon obtaining adequate capital. A portion of such capital may be supplied by a partner in the Bossier City gaming operation. There is no assurance that such capital will be available, or that a suitable partner will be found.

Referenda are scheduled to be held on November 11, 1996 in all Louisiana parishes where gaming is being conducted, to determine if certain forms of gaming should be allowed to continue in each of those parishes. There is no assurance that a gaming referendum in the parish where the Company intends to conduct its Bossier City operations will permit gaming to continue. If the voters in the referendum determine to discontinue riverboat gaming in Bossier City, the Crescent City gaming license would not be renewable, and will terminate in approximately four years and 10 months after gaming operations are commenced. Under that circumstance, the Company will not engage in the planned construction of a hotel and convention center at the Bossier Property.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of businesses acquired.

         Based on Rule 11-01(d) of Regulation S-X and its guidance in evaluating if a "business" has been acquired, the Company has determined that this transaction has not resulted in the acquisition of a "business". Thus, it is not required that financial statements for Crescent City or pro forma financial information, as generally required pursuant to Article 11 of Regulation S-X, be included in this Form 8-K.

     (b) Pro forma financial information.

         See Item 7.(a) above.

     (c) Exhibits

          2.1. Second Amended Chapter 11 Plan of Reorganization of Crescent City Capital Development Corporation. In Re: Crescent City Capital Development Corporation, Case No. 95-12735 (TMB) in the United States Bankruptcy Court for the Eastern District of Louisiana filed on March 15, 1996.

          2.2. Order Confirming Plan. In Re: Crescent City Capital Development Corporation, Case No. 95-12735 (TMB) in the United States Bankruptcy Court for the Eastern District of Louisiana docketed on April 29, 1996.


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          4.      Indenture dated as of May 13, 1996, $35,000,000 11-1/2%
Senior Secured Notes due 1999.

         10.1.(1) Stock Purchase Agreement by and between Casino Magic Corp., Jefferson Casino Corporation, C-M of Louisiana, Inc., Capital Gaming International, Inc. and Crescent City Capital Development Corporation dated February 21, 1996.

         10.2. Mortgage, Assignment of Leases and Rents and Security Agreement Securing Future Advances by C-M of Louisiana, Inc. dated May 11, 1996.

         10.3. Amendment of Mortgage, Assignment of Leases and Rents and Security Agreement Securing Future Advances by Jefferson Casino and First National Association, as Indenture Trustee dated May 13, 1996.

         10.4. Pledge and Security Agreement dated as of May 13, 1996 among Casino Magic of Louisiana, Corp. and Jefferson Casino Corporation, as Grantors and First National Association, as Agent for the Benefit of the Holders of 11-1/2% Senior Secured Notes due 1999.

         10.5. First Preferred Ship Mortgage dated May 13, 1996 recorded with the National Vessel Documentation Center in Book 96-25 Page/Inst 90. Received by the USCG MS @ New Orleans 96 May 13 PM 3:52.

         10.6. Assumption Agreement dated May 13, 1996 entered into among Casino Magic Corp., Jefferson Casino Corp., Capital Gaming International, Inc. and Crescent City Capital Development Corp.

         10.7.    Promissory Note for the sum of $1,975,000 dated May 13,
1996.
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         (1) Incorporated by reference to the Registrant's Annual Report on
Form 10-K for the fiscal year ended December 31, 1995.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CASINO MAGIC CORP.
                                       Registrant

Date:  May 24, 1996                      /s/      JAMES E. ERNST
     ----------------                  -------------------------------------
                                       James E. Ernst, President
                                       and Chief Executive Officer

Date:  May 24, 1996                      /s/      JAY S. OSMAN
     ----------------                  -------------------------------------
                                       Jay S. Osman, Chief Financial Officer
                                       and Treasurer (principal financial
                                       and accounting officer)

                                      -7-
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